QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 16(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2005

CNH WHOLESALE RECEIVABLES LLC
CNH WHOLESALE MASTER NOTE TRUST
(Exact name of Registrant/Co-Registrant as specified in charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation)	333-107999 333-107999-01 (Commission File Number)	20-0214383 20-0685128 (IRS Employer Identification No.)
100 South Saunders Road, Lake Forest, Illinois c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware (Address of Principal Executive Office)

(847) 735-9200
(302) 283-8079
(Registrant's/Co-Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 6.01.    Other Events

Description of the Notes

        CNH Wholesale Master Note Trust (the "Registrant") plans a series of notes entitled Series 2005-1 Floating Rate Asset Backed Notes (the "Notes"), to be issued pursuant to an indenture, dated as of September 1, 2003 as supplemented by a Series 2005-1 indenture supplement to be dated on or about June 29, 2005, between the Registrant as issuer and JPMorgan Chase Bank, N.A., as indenture trustee.

Structural Term Sheet

        SG Americas Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters"), have advised the Registrant that they have furnished to certain prospective purchasers of Notes certain asset backed securities informational and computational materials.

Item 9.01.    Financial Statements and Exhibits

(a)
Financial Statements

  Not applicable

(b)
Pro Forma Financial Information

  Not applicable

(c)
Exhibits

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99	Structural Term Sheet (as defined in Item 6.01) that has been provided by the Underwriters to certain prospective purchasers of CNH Wholesale Master Note Trust Series 2005-1, Floating Rate Asset Backed Notes

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant and Co-Registrant have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH CAPITAL WHOLESALE RECEIVABLES LLC (Registrant)
Dated: June 24, 2005	By:	/s/ BRIAN O'KEANE Brian O'Keane Assistant Treasurer
CNH WHOLESALE MASTER NOTE TRUST
	By:	CNH Capital America LLC, Administrator of the CNH Wholesale Master Note Trust (Co-Registrant)
Dated: June 24, 2005	By:	/s/ BRIAN O'KEANE Brian O'Keane Assistant Treasurer

3

QuickLinks

  Item 6.01. Other Events
  Item 9.01. Financial Statements and Exhibits
SIGNATURES